EXHIBIT 99.1

                      INTEGRATED PHYSICIAN SOLUTIONS, INC.

                         UNAUDITED FINANCIAL STATEMENTS

                                      AS OF

                           SEPTEMBER 30, 2004 AND 2003

                      Integrated Physician Solutions, Inc.






                                                  Condensed Financial Statements
                           For the Nine Months Ended September 30, 2004 and 2003
                                                        and at December 31, 2003

                                            Integrated Physician Solutions, Inc.

                                                                        Contents





     Condensed Consolidated Financial Statements (Unaudited)

       Balance sheets                                                         2

       Statements of operations                                               3

       Statements of redeemable convertible preferred stock
        and stockholders' deficit                                             4

       Statements of cash flows                                               5

       Organization and summary of accounting policies                     6-11

       Notes to consolidated financial statements                         12-21

                                                 September 30,      December 31,
                                                         2004              2003
--------------------------------------------------------------------------------
                                                  (unaudited)
Assets

Current
   Cash and cash equivalents                      $   146,250       $    49,532
   Accounts receivable, less allowance for
    doubtful accounts and reserve for
    contractual allowances adjustments of
    $2,346,508 and $2,547,949 at September
    30, 2004 and December 31, 2003,
    respectively                                    1,993,761         2,216,952

   Inventory                                          207,892           127,535
   Prepaid expenses                                   450,528           318,639
--------------------------------------------------------------------------------

Total current assets                                2,798,431         2,712,658

Property and equipment, net                           355,254           272,650

Intangible assets, net                              7,520,443         7,813,458

Other long-term assets                                 67,277            79,507
--------------------------------------------------------------------------------




                                                  $10,741,405       $10,878,273
--------------------------------------------------------------------------------

                                            Integrated Physician Solutions, Inc.

                                           Condensed Consolidated Balance Sheets




                                                                               September 30,      December 31,
                                                                                       2004              2003
--------------------------------------------------------------------------------------------------------------
                                                                                (unaudited)
Liabilities

Current liabilities
   Accounts payable and accrued expenses                                        $ 4,051,978       $ 3,368,606
   Deferred revenue                                                                 210,536           162,395
   Current portion of capital leases                                                 47,717            55,331
   Current portion of long-term debt                                              8,938,691         7,231,054
--------------------------------------------------------------------------------------------------------------

Total current liabilities                                                        13,248,922        10,817,386

Capital lease obligation, net of current portion                                     77,814            23,170
Long-term debt, net of current portion                                            2,191,154         2,210,929
--------------------------------------------------------------------------------------------------------------

Total liabilities                                                                15,517,890        13,051,485
--------------------------------------------------------------------------------------------------------------

Redeemable convertible preferred stock (including
   accrued dividends)
   Series A redeemable convertible preferred stock, $0.001 par value;
     772,900 shares authorized, 175,000 shares issued and outstanding
     at September 30, 2004 and December 31, 2003                                    997,500           997,500
   Series A-1 redeemable convertible preferred stock, $0.001 par value;
     71,028 shares authorized, 71,028 shares issued and outstanding
     at September 30, 2004 and December 31, 2003                                    361,527           361,527
   Series A-2 redeemable convertible preferred stock, $0.001 par value;
     2,200,000 shares authorized, 1,653,000 shares issued
     and outstanding at September 30, 2004 and December 31, 2003                 10,951,902        10,456,002
   Series B redeemable convertible preferred stock, $0.001 par value;
     474,375 shares authorized, 334,375 shares issued and outstanding
     at September 30, 2004 and December 31, 2003                                    476,484           476,484
--------------------------------------------------------------------------------------------------------------

Total redeemable convertible preferred stock                                     12,787,413        12,291,513
--------------------------------------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' equity (deficit)
   Common stock, $0.001 par value; 8,121,878 shares authorized, 2,821,500 shares issued and outstanding at September 30, 2004 and
     December 31, 2003                                                                2,821             2,821
   Additional paid in capital                                                     9,392,506         9,392,506
   Treasury stock (111,817 shares) at cost                                         (625,000)         (625,000)
   Accumulated deficit                                                          (26,334,225)      (23,235,052)
--------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                     (17,563,898)      (14,464,725)
--------------------------------------------------------------------------------------------------------------

                                                                                $10,741,405       $10,878,273
--------------------------------------------------------------------------------------------------------------
              See accompanying summary of accounting policies and notes to financial statements.

                                       2
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
                                            Integrated Physician Solutions, Inc.

                                 Condensed Consolidated Statements of Operations




                                                    For the Three Months Ended               For the Nine Months Ended
                                                           September 30,                            September 30,
                                                 ------------------------------------    ------------------------------------
                                                           2004              2003                   2004                2003
-----------------------------------------------------------------------------------------------------------------------------
                                                            (unaudited)                              (unaudited)
Revenues
   Net patient service revenue                      $ 5,450,872       $ 6,143,405            $15,404,746         $18,117,012
   IntegriMED and other                                  93,093            49,830                232,879             149,359
-----------------------------------------------------------------------------------------------------------------------------

                                                      5,543,965         6,193,235             15,637,625          18,266,371
-----------------------------------------------------------------------------------------------------------------------------

Operating expenses
   Physician compensation                             2,387,393         2,632,381              6,330,829           7,795,420
   Direct clinical expenses                           1,146,454         1,289,359              3,450,073           3,667,977
   Operating expenses                                 1,195,516           998,309              3,472,960           3,052,861
   General and administrative expenses                  864,110           862,652              2,549,266           2,601,177
   Provision for bad debts                              289,943           518,519                816,486           1,494,643
   Professional and consulting fees                     129,659           176,595                433,239             621,272
   Depreciation and amortization                        142,084           171,252                420,578             507,127
-----------------------------------------------------------------------------------------------------------------------------

                                                      6,155,159         6,649,067             17,473,431          19,740,477
-----------------------------------------------------------------------------------------------------------------------------

Loss before other income
   (expense) and income taxes                          (611,194)         (455,832)            (1,835,806)         (1,474,106)
-----------------------------------------------------------------------------------------------------------------------------

Other income (expense)
   Interest expense                                    (279,417)         (208,186)              (748,327)           (550,044)
   Other expense                                         (5,815)           (7,565)               (19,140)            (19,243)
-----------------------------------------------------------------------------------------------------------------------------

Total other income (expense)                           (285,232)         (215,751)              (767,467)           (569,287)
-----------------------------------------------------------------------------------------------------------------------------

Loss before income taxes                               (896,426)         (671,583)            (2,603,273)         (2,043,393)

Income taxes                                                  -                 -                      -              (2,237)
-----------------------------------------------------------------------------------------------------------------------------

Net loss                                               (896,426)         (671,583)            (2,603,273)         (2,045,630)

Preferred stock dividends                              (165,300)         (176,287)              (495,900)           (572,785)
-----------------------------------------------------------------------------------------------------------------------------

Net loss attributable to
   common stockholders                              $(1,061,726)      $  (847,870)           $(3,099,173)        $(2,618,415)
-----------------------------------------------------------------------------------------------------------------------------
                       See accompanying summary of accounting policies and notes to financial statements.

                                            Integrated Physician Solutions, Inc.

                     Condensed Consolidated Statements of Redeemable Convertible
                                       Preferred Stock and Stockholders' Deficit

                                                                  Redeemable Convertible Preferred Stock
                                          -----------------------------------------------------------------------------------
                                                  Series A                 Series A-1                     Series A-2
                                          ------------------------  ----------------------------  ---------------------------
                                             Shares      Amount           Shares       Amount        Shares         Amount
Balance, at January 1, 2004                    175,000  $    997,500        71,028  $    361,527     1,653,000   $ 10,456,002

Dividends accrued and unpaid                      --            --            --            --            --          495,900

Net loss                                          --            --            --            --            --             --

                                          --------------------------  --------------------------  ---------------------------
Balance, at September 30, 2004                 175,000  $    997,500        71,028  $    361,527     1,653,000   $ 10,951,902
                                          ==========================  ==========================  ===========================


Balance, at January 1, 2003                    175,000  $    997,500        71,028  $    361,527     1,982,500   $ 11,035,917

Dividends accrued and unpaid                      --            --            --            --            --          572,785

Exchange of 329,500 shares of Series A-2
preferred for subordinated convertible
debenture                                         --            --            --            --        (329,500)    (1,318,000)

Net loss                                          --            --            --            --            --             --

Treasury stock reacquired

                                          --------------------------  --------------------------  ---------------------------
Balance, at September 30, 2003                 175,000  $    997,500        71,028  $    361,527     1,653,000   $ 10,290,702
                                          ==========================  ==========================  ===========================

                                                          Additional
---------------------------                               Paid-in                                    Accumulated     Stockholders'
        Series B                     Common Stock         Capital             Treasury Stock           Deficit          Deficit
---------------------------   -------------------------  -------------  -------------------------- ---------------  ---------------
    Shares        Amount          Shares      Amount                        Shares         Amount

     334,375   $    476,484      2,821,500  $      2,821  $  9,392,506      (111,817)  $   (625,000)  $(23,235,052)  $(14,464,725)

        --             --             --            --            --            --             --         (495,900)      (495,900)

        --             --             --            --            --            --             --       (2,603,273)    (2,603,273)

---------------------------   --------------------------  ------------  ---------------------------   ------------   ------------
     334,375   $    476,484      2,821,500  $      2,821  $  9,392,506      (111,817)  $   (625,000)  $(26,334,225)  $(17,563,898)
===========================   ==========================  ============  ===========================   ============   ============


     334,375   $    476,484      2,969,496  $      2,969  $  9,392,358      (111,817)  $   (625,000)  $(17,175,222)  $ (8,404,895)

        --             --             --            --            --            --             --         (572,785)      (572,785)





        --             --             --            --            --            --             --       (2,045,630)    (2,045,630)

    (114,500)          (115)           115
---------------------------   --------------------------  ------------  ---------------------------   ------------   ------------

     334,375   $    476,484      2,854,996  $      2,854  $  9,392,472      (111,817)  $   (625,000)  $(19,793,637)  $(11,023,310)
===========================   ==========================  ============  ===========================   ============   ============


                                            Integrated Physician Solutions, Inc.

                                 Condensed Consolidated Statements of Cash Flows



Nine Months Ended September 30,                                                                   2004                 2003
----------------------------------------------------------------------------------------------------------------------------

Operating activities
   Net loss                                                                                $(2,603,273)         $(2,045,630)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
     Bad debt expense                                                                          816,486            1,494,643
     Depreciation and amortization                                                             420,578              507,127
     Amortization of debt issuance costs                                                         4,200               11,725
     Changes in operating assets and liabilities:
       Accounts receivable                                                                    (593,295)          (1,686,134)
       Inventory                                                                               (80,356)             (18,997)
       Prepaid expenses and other assets                                                      (131,889)            (116,182)
       Other assets                                                                              8,040              215,739
       Accounts payable and accrued expenses                                                   683,372               59,588
       Deferred revenues                                                                        48,141               (3,772)
----------------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                                       (1,427,996)          (1,581,893)
----------------------------------------------------------------------------------------------------------------------------

Investing activity
   Purchase of property and equipment                                                         (210,178)            (272,121)
----------------------------------------------------------------------------------------------------------------------------

Financing activities
   Net borrowings (repayments) of capital lease obligations                                     47,030              (58,449)
   Net borrowings (repayments) on line of credit                                                21,912             (330,145)
   Net borrowings (repayments) of note payable                                                  65,947            2,152,369
   Advances from term loans                                                                  1,600,003               89,497
----------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                    1,734,892            1,853,272
----------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                                                 96,718                 (742)

Cash and cash equivalents, beginning of period                                                  49,532                8,134
----------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                                                      $146,250                7,392
----------------------------------------------------------------------------------------------------------------------------


Supplemental cash flow information
   Cash paid during the period for:
     Income taxes                                                                                    -                    -
     Interest                                                                              $   307,488          $   347,461
----------------------------------------------------------------------------------------------------------------------------
                    See accompanying summary of accounting policies and notes to financial statements.

                                            Integrated Physician Solutions, Inc.

                                 Organization and Summary of Accounting Policies



Organization

     Integrated Physician Solutions, Inc. ("IPS" and "the Company"), a Delaware corporation, formerly Pediatric Physician Alliance, Inc., was formed in 1996 to provide physician practice management services to general and subspecialty pediatric practices. The Company commenced its business activities upon consummation of several physician practice business combinations effective January 1, 1999. IPS currently provides comprehensive management, administrative and other business services to its acquired and contracted medical groups in selected markets throughout the United States through its business unit, Pediatric Physician Alliance ("PPA"). The Company's headquarters are in Roswell, Georgia, with practice operations in Ohio, California, Texas, Illinois, and New Jersey.

     IntegriMED, Inc. ("IntegriMED"), a wholly owned subsidiary of IPS, is an integrator of business software and clinical systems designed to optimize the business performance of a medical office. IntegriMED deploys, hosts, and manages access to applications that are delivered over secure networks to multiple parties from an offsite, professionally managed facility.

Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company, IntegriMED, and its affiliated medical groups. All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Although these estimates are based on management's knowledge, actual results could differ from those estimates.

Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                                            Integrated Physician Solutions, Inc.

                                 Organization and Summary of Accounting Policies



Revenue Recognition

     IPS records revenue based on patient services provided by its affiliated medical groups and for services provided by IntegriMED to its customers. Net patient service revenue is impacted by billing rates, changes in Current Procedural Terminology ("CPT") code reimbursement and collection trends. IPS reviews billing rates at each of its affiliated medical groups on at least an annual basis and adjusts those rates based on each insurer's current reimbursement practices. Amounts collected by IPS for treatment by its affiliated medical groups of patients covered by Medicare, Medicaid and other contractual reimbursement programs, which may be based on cost of services provided or predetermined rates, are generally less than the established billing rates of IPS' affiliated medical groups. IPS estimates the amount of these contractual allowances and records a reserve against accounts receivable based on historical collection percentages for each of the affiliated medical groups, which include various payer categories. When payments are received, the contractual adjustment is written off against the established reserve for contractual allowances. The historical collection percentages are adjusted quarterly based on actual payments received, with any differences charged against net revenue for the quarter.

     Additionally, IPS tracks cash collection percentages for each medical group on a monthly basis, setting quarterly and annual goals for cash collections, bad debt write-offs and aging of accounts receivable. IPS is not aware of any material claims, disputes or unsettled matters with third party payers and there have been no material settlements with third party payers for the quarters ended September 30, 2004 and 2003.

     IntegriMED generates revenue based on fees charged to its customers for training, implementation, subscription services and administrative fees for management of employee benefit programs. Deferred revenue is recorded at the execution of a contract for the training and implementation fees billed and deposits collected from the customer, representing amounts expected to be recognized as revenue in future periods. Training and implementation fee revenues are recognized once the applicable software systems are installed and operational and are charged at a quoted daily rate plus expenses. Subscription fee revenues, which are billed on a monthly basis, are recognized based on contractual fee schedules in the period the services are provided. Employee benefit administrative fee revenues are recognized in the period the services are provided.

                                            Integrated Physician Solutions, Inc.

                                 Organization and Summary of Accounting Policies



Net Patient Service Revenue

     In March 1998, the Emerging Issues Task Force of the Financial Accounting Standards Board ("FASB") issued its Consensus on Issue 97-2 ("EITF 97-2"). EITF 97-2 addresses the ability of physician practice management ("PPM") companies to consolidate the results of medical groups with which it has an existing contractual relationship. Specifically, EITF 97-2 provides guidance for consolidation where PPM companies can establish a controlling financial interest in a physician practice through contractual management arrangements. A controlling financial interest exists, if, for a requisite period of time, the PPM has "control" over the physician practice and has a "financial interest" that meets six specific requirements. The six requirements for a controlling financial interest include (a) the contractual arrangement between the PPM and physician practice (1) has a term that is either the entire remaining legal life of the physician practice or a period of 10 years or more, and (2) is not terminable by the physician practice except in the case of gross negligence, fraud, or other illegal acts by the PPM or bankruptcy of the PPM; (b) the PPM has exclusive authority over all decision making related to (3) ongoing, major, or central operations of the physician practice, except the dispensing of medical services, and (4) total practice compensation of the licensed medical professionals as well as the ability to establish and implement guidelines for the selection, hiring, and firing of them; (c) the PPM must have a significant financial interest in the physician practice that (5) is unilaterally salable or transferable by the PPM and (6) provides the PPM with the right to receive income, both as ongoing fees and as proceeds from the sale of its interest in the physician practice, in an amount that fluctuates based upon the performance of the operations of the physician practice and the change in fair value thereof. The Company and the physicians entered into contractual arrangements known as Management Service Agreements, or MSAs (See Note 4.) The Company's MSAs govern the contractual relationship with its affiliated medical groups and have forty year terms; are not terminable by the physician practice other than for bankruptcy; provide the Company with decision making authority other than related to the practice of medicine; provide for employment and non-compete agreements with the physicians with governing compensation; provide the Company the right to assign, transfer or sell its interest in the physician practice and assign the rights of the MSAs; provide the Company with the right to receive a management fee based on results of operations and the right to the proceeds from a sale of the practice to an outside party or, at the end of the MSA term, to the physician group. Based on this analysis, the Company has determined that its contracts meet the criteria of EITF 97-2 for consolidating the results of operations of the affiliated medical groups and has adopted EITF 97-2 in its statement of operations. EITF 97-2 also has addressed the accounting method for future combinations with individual physician practices. The Company believes that, based on the criteria set forth in EITF 97-2, any future acquisitions of individual physician practices will be accounted for under the purchase method of accounting.

                                            Integrated Physician Solutions, Inc.

                                 Organization and Summary of Accounting Policies



     On September 19, 2003, IPS entered into a Mutual Release and Settlement Agreement (the "Settlement Agreement") with Dr. Jane Kao and PediApex Heart Center for Children, P.A. (the "Heart Center") to settle disputes as to the existence and enforceability of certain contractual obligations. As part of the Settlement Agreement, Dr. Kao, the Heart Center and IPS agreed that, until December 31, 2004, each party would conduct their operations under the terms established by the MSA. Additionally, among other provisions, after December 31, 2004, Dr. Kao and the Heart Center will be released from any further obligation to IPS arising from any previous agreement, and Dr. Kao will purchase the accounts receivable related to the Heart Center and IPS will terminate its ownership and management agreement with the Heart Center. The operating results of the Heart Center are not included in the consolidated statements of operations of IPS after September 19, 2003 including the nine months ended September 30, 2004 included herein, because this medical group does not meet the criteria for consolidation after that date in accordance with EITF 97-2.

Segment Reporting

     In accordance with Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information," the Company has determined that it has two reportable segments - PPA and IntegriMED. The reportable segments are strategic business units that offer different products and services. They are managed separately because each business unit requires different technology, operational support and marketing strategies. The Company's reportable segments consist of the pediatric medical groups that provide patient care operating under the MSAs and IntegriMED, a provider of access to applications and services to physicians and medical groups. Management chose to aggregate the MSAs into a single operating segment consistent with the objective and basic principles of SFAS 131 based on similar economic characteristics, including the nature of the products and services, the type of customer for their services, the methods used to provide their services and in consideration of the regulatory environment under Medicare and HIPAA.

                                            Integrated Physician Solutions, Inc.

                                 Organization and Summary of Accounting Policies



Capitated Contracts

     Revenue is recognized over the applicable coverage period on a per member basis for covered members. Deferred revenue is recorded when premium payments are received in advance of the applicable coverage period.

     The Company establishes accruals for costs incurred in connection with its capitated contracts it negotiates on behalf of the physicians who practice in its affiliated medical groups based on historical trends. Any contracts that would have a realized loss would be immediately accrued for and the loss would be charged to operations. For the nine-month periods ended September 30, 2004 and 2003, approximately 5.7% and 4.6%, respectively, of the Company's total revenues were derived from capitated arrangements.

Accounts Receivable and Allowance for Doubtful Accounts

     The Company grants credit without collateral to its patients, most of who are insured under third-party payer arrangements. The provision for bad debts that relates to patient service revenues is based on an evaluation of potentially uncollectible accounts. The allowance for doubtful accounts represents the estimate of the uncollectible portion of accounts receivable.

Property and Equipment

     Property and equipment are recorded at cost and are depreciated or amortized on a straight-line basis over the estimated useful lives of the assets as follows:

     Furniture and fixtures                                      5 Years
     Office and medical equipment                                5 Years
     Computer equipment (hardware and software)                  3 Years
     Leasehold improvements                                      3 Years

Industry Risks

     The health care industry is subject to numerous laws and regulations at all levels of government. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. In recent years, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers. Violations of these laws could result in significant fines and penalties as well as significant payments for services previously billed. The Company is subject to similar regulatory reviews. A determination of liability under any such laws could have a material effect on the Company's financial position, results of operations, changes in stockholders' deficit, and cash flows.

                                            Integrated Physician Solutions, Inc.

                                 Organization and Summary of Accounting Policies



     The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation.

Recent Accounting Pronouncements

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. Many of such instruments were previously classified as equity. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for fiscal periods beginning after December 15, 2004 for nonpublic entities. The Statement is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. Management believes that the adoption of this Statement will not have a significant impact on the financial position, results of operations or cash flows of the Company.

     In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which clarifies disclosure and recognition/measurement requirements related to certain guarantees. The disclosure requirements are effective for financial statements issued after December 15, 2002 and the recognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have any impact on the Company's financial position or result of operations.

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN No. 46 (as revised in December 2003) clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient

                                            Integrated Physician Solutions, Inc.

                                 Organization and Summary of Accounting Policies



equity as risk for the entity to finance its activities without additional subordinated financial support from other parties. For nonpublic companies, FIN No. 46 is applicable immediately for variable interest entities created after December 31, 2003. For all variable interest entities, the provisions of FIN No. 46 are applicable the first annual period that begins after December 15, 2004. The effective date for FIN No. 46 has been delayed. The Company has not identified any variable interest entities and does not expect FIN No. 46 to have any effect on its consolidated financial statements.

                                            Integrated Physician Solutions, Inc.

                          Notes to Consolidated Financial Statements (unaudited)



1. Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations, has negative working capital and has a net capital deficiency, and scheduled maturities of debt aggregate $7.2 million in 2004. Additionally, on August 25, 2003 DVI, Inc., the parent organization of IPS' primary lenders, DVI FS and DVI BC, filed a petition with the United States Bankruptcy Court for protection under Chapter 11 of the United States Bankruptcy Code. The inability of DVI, Inc. to reorganize and emerge from the bankruptcy process may negatively impact the Company's ability to obtain debt financing in the future. As DVI focuses on its own internal problems, its credit lending activities and underwriting may become more restrictive, causing management of the Company to seek financing elsewhere under less favorable terms. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     Management hopes to relieve its liquidity problems through a proposed merger with SurgiCare, Inc. (AMEX:SRG), an outpatient ambulatory surgery center management company located in Houston, Texas. In addition to the merger, SurgiCare plans to purchase the businesses of two physician billing companies, also located in Houston, Texas. In connection with this merger and purchase, an affiliate of one of the Company's significant holders of preferred stock, Brantley Ventures IV, L.P., plans to invest approximately $13 million in cash (part of which will be used to acquire the two other businesses) and debt in exchange for a majority ownership interest of the newly combined companies. The financial statements do not include any adjustments that might result from the outcome of the going concern uncertainty.

     On June 10, 2004, IPS, Surgicare, and U.S. Bank Portfolio Services ("USBPS"), the agent for U.S. Bank National Association, the bankruptcy trustee for the noteholders which purchased notes issued by DVIBC and DVIFS, executed a restated loan agreement for the existing revolving lines of credit previously held by DVIBC. Under the terms of the restated agreement, IPS and SurgiCare will pay, as of the closing date of the restated agreement, the sum of $2 million in cash to USBPS and issue a promissory note, which will contain deferred payment provisions, to USBPS, as servicer for DVIBC, in the original principal amount of $750,000 in full and final satisfaction of the indebtedness incurred by IPS and SurgiCare pursuant to the various revolving lines of credit previously held by DVIBC. Additionally, on June 10, 2004, IPS, SurgiCare and USBPS executed a restated loan agreement for the existing term loans previously held by DVIFS.

                                            Integrated Physician Solutions, Inc.

                          Notes to Consolidated Financial Statements (unaudited)



Under the terms of the restated agreement, IPS and SurgiCare will issue, as of the closing date of the restated agreement, a promissory note, which will contain deferred payment provisions, to USBPS, as servicer for DVIFS, in the original principal amount of $3,750,144 in full and final satisfaction of the indebtedness incurred by IPS and SurgiCare pursuant to the various term loans previously held by DVIFS.

2. Intangible Assets

     In July 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 eliminates pooling-of-interest accounting and requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. SFAS No. 142 eliminates the amortization of goodwill and certain other intangible assets and requires the Company to evaluate goodwill for impairment on an annual basis by applying a fair value test. SFAS No. 142 also requires that an identifiable intangible asset which is determined to have an indefinite useful economic life not be amortized, but separately tested for impairment using a fair value-based approach at least annually.

     The Company adopted SFAS No. 142 effective January 1, 2002. As a result, the Company determined that its long-term MSAs executed as part of the business combinations consummated in 1999 are an identifiable intangible asset in accordance with paragraph 39 of SFAS No. 141. Effective January 1, 2002, previously recorded goodwill was allocated to the identifiable intangible assets, the MSAs, which arise as a result of the contractual rights of the Company with respect to those agreements. The MSAs are 40-year contracts; however, the Company is amortizing the intangible assets over 25 years. Amortization expense for the MSAs totaled $293,004 and $392,253 for the nine months ended September 30, 2004 and 2003, respectively. In the fourth quarter of 2003, the Company tested the intangible assets for impairment using several different methodologies, including comparisons of the medical groups' earnings before interest, taxes, depreciation and amortization ("EBITDA"), sales multiples of EBITDA, terminal value to intangible assets and present value of future cash flows. As a result, the Company recorded a $2,598,029 charge for impairment of intangible assets, primarily related to the settlement agreement signed in 2003, which will release the Heart Center from the MSA on December 31, 2004.

                                            Integrated Physician Solutions, Inc.

                          Notes to Consolidated Financial Statements (unaudited)



     IPS has also determined that, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," this component does not qualify for discontinued operations treatment until it is disposed of at the end of 2004.


3. Long-Term Debt and Capital Lease Obligations

     Effective June 22, 2001, the Company closed on a five-year $2,075,000 term loan (the "Term Loan") with DVI Financial Services, Inc. ("DVI FS") and a two-year $5,000,000 revolving credit facility (the "RLOC") with DVl Business Credit Corporation ("DVI BC"). The maturity date of the Term Loan is April 1, 2008 and the maturity date of the RLOC is January 15, 2004. As of September 30, 2004 and 2003, the outstanding borrowings under the Term Loan and the RLOC are classified in the accompanying balance sheet in accordance with the debt repayment schedules. As security for the borrowings under the Term Loan, the Company has granted DVI FS a first priority perfected security interest in, and lien on, all of its assets.

     On March 26, 2003 the Company refinanced with DVI FS the $2,075,000 five-year term loan (the "Original Term Loan") with a $3,000,000 five-year term loan. The new loan bears interest at the 31-month treasury note rate. Repayments are $62,275 monthly representing principal and interest. Amounts outstanding under the Term Loan as of September 30, 2004 and December 31, 2003 totaled approximately $2,784,000 and $2,741,000, respectively.

     Under the terms of the RLOC agreement, revolving credit loans are to be used for general operating and capital needs, as long as requests do not exceed the borrowing base, which is equal to the lesser of (a) maximum revolving credit amount or (b) amount equal to the lesser of (i) 85% of the expected net receivable amount of eligible accounts or (ii) monthly accounts receivable collections over the immediately preceding three-month period. As security for the borrowings under the RLOC, the Company has granted DVI BC a perfected security interest in all present and future accounts receivable. Amounts outstanding under the RLOC bear interest at Prime + 2.35%, and interest is payable monthly. The Term Loan and RLOC contain certain affirmative and negative covenants. Amounts outstanding under the RLOC as of September 30, 2004 and December 31, 2003 totaled approximately $2,476,000 and $2,454,000, respectively and are classified as short-term in the accompanying consolidated balance sheet.

                                            Integrated Physician Solutions, Inc.

                          Notes to Consolidated Financial Statements (unaudited)



     On July 31, 2003, Brantley Capital Corporation exchanged 329,500 shares of the Series A-2 convertible preferred stock in exchange for a convertible debenture in the amount of $1,318,000, bearing interest at 10% per annum. The debenture may be converted into the Company's Series A-2 redeemable convertible preferred stock on demand.

     During fiscal year 1999, the Company issued subordinated promissory notes payable to a majority stockholder in connection with the acquisition of physician practices. Total amounts issued were approximately $644,000, plus accrued interest. The notes payable bear interest at 15% per annum which is payable in cash each quarter or at the request of the payee in stock. The notes originally matured on September 30, 2003, but the maturity date was extended to September 30, 2004. During 2001 and 2002, the Company issued additional notes payable to the same stockholder in the amount of $720,000, plus accrued interest. These notes payable bear interest at 15% per annum which is payable in cash each quarter or at the request of the payee in stock. These notes matured on September 30, 2003, but the maturity date was also extended to September 30, 2004. Management expects to extend the maturity of these notes.

     During the first nine months of 2004, the Company issued notes payable to a majority stockholder in the amount of $1,600,000. These notes payable bear interest at 8% per annum and are payable on demand. Interest is currently being accrued but not paid on these notes payable.

     Capital Lease Obligations

     The Company has entered into several leases for computer software and hardware and to finance the renovation of several offices. These leases expire at various dates through 2009 and are accounted for as capital leases. The present value of future minimum lease payments was $125,531 at September 30, 2004.

4. Redeemable Convertible Preferred Stock

     The Company has been authorized to issue 772,900 shares of Series A redeemable convertible preferred stock ("Series A"), 71,028 shares of Series A-1 redeemable convertible preferred stock ("Series A-1"), 2,200,000 shares of Series A-2 redeemable convertible preferred stock ("Series A-2"), 474,375 shares of Series B redeemable convertible preferred stock ("Series B"), and 190,000 shares of Series C redeemable convertible preferred stock ("Series C"). Holders of Series A and Series A-2 are entitled to vote with the number of votes equal to the number of common shares into which such Series A and Series A-2 may be converted. Series A-1, Series B, and Series C are nonvoting.

                                            Integrated Physician Solutions, Inc.

                          Notes to Consolidated Financial Statements (unaudited)



     During 1996, the Company issued 772,900, 24,600, and 474,375 shares of Series A, Series A-1, and Series B preferred stock, respectively, to certain investors. Series A and Series A-1 were issued at $4 per share, and Series B was issued at $1 per share.

     In connection with the acquisition of certain medical groups during 1999, in Note 2, the Company entered into an agreement to redeem the Series A and Series B shares, including accrued dividends, owned by Brantley Venture Partners III ("BVP"), at book value, which approximates the redemption value. Total shares redeemed by the Company were 686,000 shares of Series A at $4 per share and 171,500 shares of Series B at $1 per share. Total shares issued in connection with the redemption were 857,500 shares of Series A-2 at $4 per share. On January 27, 1999, BVP co-invested with Brantley Capital Corporation ("BCC") in the Company by buying 793,000 and 1,189,500 shares of Series A-2, respectively, for $4 per share, which includes the 857,500 shares described above. Additionally, the Company issued warrants to purchase 40,000 and 60,000 shares of the Company's common stock to BVP and BCC, respectively, at $3.17 per share. The warrants expire on January 28, 2009. Holders of Series A and Series A-2 are entitled to vote with the number of votes equal to the number of common shares into which such Series A and Series A-2 may be converted. On July 31, 2003, Brantley Capital Corporation exchanged 329,500 shares of the Series A-2 convertible preferred stock in exchange for a convertible debenture in the amount of $1,318,000, bearing interest at 10% per annum, due on demand. The debenture may be converted into the Company's Series A-2 convertible preferred stock on demand.

     At September 30, 2004, IPS has reserved 3,684,408 shares of common stock and 150,000 shares of Series C for the redemption of the convertible preferred stock, exercise of warrants, and other future issuances.

     Series A and Series A-1 preferred stockholders are entitled to receive, when, as, and if declared by the board of directors, cumulative dividends payable (i) one-half in Series A or Series A-1 shares at the annual rate of $0.05 per share for each share and (ii) one-half at the board's discretion of either (a) Series A or Series A-1 shares at the annual rate of $0.05 per share for each share or (b) cash at the annual rate of $0.20 for each share. Such

                                            Integrated Physician Solutions, Inc.

                          Notes to Consolidated Financial Statements (unaudited)



dividends shall accrue, even if not declared, until December 31, 2000, unless a public offering or merger occurs, at which time they shall be due and payable, as provided in the Amended and Restated Certificate of Incorporation dated January 27, 1999. Dividends have been accrued through December 31, 2000.

     The Series A-2 preferred stockholders are entitled to receive, when, as, and if declared by the board of directors, cumulative dividends payable at the annual rate of $0.40 for each share. Such dividends shall accrue, even if not declared, and shall be declared and paid in cash in equal installments on the first day of January, April, July, and October immediately following the original issue date. Dividends have been accrued through September 30, 2004.

     The Series B preferred stockholders are entitled to receive, when, as, and if declared by the board of directors, cumulative dividends payable (i) one-half in Series B at the annual rate of $0.05 per share for each share and (ii) one-half, at the board's discretion, of either (a) Series B at the annual rate of $0.05 per share for each share or (b) cash at the annual rate of $0.05 for each share, but only if all accrued dividends and distributions on the Series A, Series A-1, and Series A-2 preferred stock have been paid in full prior to the date of any such declaration. Such dividends shall accrue, even if not declared, until December 31, 2000, unless a public offering or merger occurs, at which time they shall be due and payable as provided in the Amended and Restated Certificate of Incorporation dated January 27, 1999. Dividends have been accrued through December 31, 2000.

     Each share of Series A, Series A-1; Series A-2, and Series B preferred stock may be converted, at the option of the holder, into one share of common stock. Any preferred shares which remain outstanding on the closing date of a public offering or a merger or consolidation of PPA with another company shall automatically convert on the same basis and at the same conversion price into common stock.

     On or after October 6, 2002, each share of Series A, Series A-1, and Series B preferred stock is redeemable at the request of the holders if any of the following have not occurred: (i) a public offering, (ii) a public merger, or
(iii) any liquidation, dissolution, or winding up of affairs. The redemption price is equal to the greater of the fair market value of the shares or $4 per share, plus accrued and unpaid dividends, whether declared or not, for Series A and A-1, and $1 per share, plus accrued and unpaid dividends, whether declared or not, for Series B.

                                            Integrated Physician Solutions, Inc.

                          Notes to Consolidated Financial Statements (unaudited)



Redemption, at the request of the holder, shall occur as follows: (i) one-third of the outstanding shares shall be redeemed on October 6, 2002, (ii) one-third of the outstanding shares shall be redeemed on October 6, 2003, and (iii) one-third of the outstanding shares shall be redeemed on October 6, 2004. As of September 30, 2004 no shares have been redeemed.

     On or after January 27, 2005, each share of Series A-2 preferred stock is redeemable at the request of the holders if any of the following have not occurred: ((3)) a public offering, (ii) a public merger, or (iii) any liquidation, dissolution, or winding up of affairs. The redemption price is equal to the greater of the fair market value of the shares of $4 per share, plus accrued and unpaid dividends, whether declared or not. Redemption, at the request of the holder, shall occur as follows: ((3)) one third of the outstanding shares shall be redeemed on January 27, 2005, (ii) one-third of the outstanding shares shall be redeemed on January 27, 2006 and (iii) one-third of the outstanding shares shall be redeemed on January 27, 2007.

     In the event of IPS' liquidation, the holders of Series A, Series A-1, and Series A-2 are entitled to receive $4 per share, and the holders of Series B are entitled to receive $1 per share, plus an amount equal to all accrued and unpaid dividends thereon.

5. Commitments and Contingencies

     The Company has entered into certain employment agreements that include noncompete and confidentiality provisions and provides key executives with minimum base pay, annual incentive awards, and other fringe benefits. The Company expenses all costs related thereto in the period the service is rendered by the employee. In the event of death, disability, termination with or without cause, voluntary employee termination, or change in ownership of the Company, the Company may be partially or wholly relieved of its financial obligations to such individuals. However, under certain circumstances, a change in control of the Company may provide an extension of the compensation to the employees possessing employment contracts. At September 30, 2004 and December 31, 2003, the Company was contractually obligated to pay approximately $368,750 and $528,000, respectively, as base annual compensation to certain key executives.

                                            Integrated Physician Solutions, Inc.

                          Notes to Consolidated Financial Statements (unaudited)



     The Company and its affiliated medical groups are insured with respect to medical malpractice risks on a claims-made basis. In the opinion of management, the amount of potential liability with respect to these claims will not materially affect the Company's financial position or results of operations.

     The Company is subject to legal proceedings and claims, which arise in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the Company's financial position or results of operations.

     IPS is involved in an arbitration proceeding pursuant to the MSA between IPS and Children's Advanced Medicine, Inc. ("CAM"). The dispute involves the balance owed the CAM for pre-merger accounts receivable and the amount owed IPS for excess compensation paid to CAM physicians. No material adverse impact on IPS is foreseeable at present.

6. Segment Reporting

     The following table summarizes key financial information, by reportable segment, as of and for the nine months ended September 30, 2004 and 2003, respectively:

                                             September 30, 2004
                         -----------------------------------------------------
                                                  IntegriMED
                                     PPA          and other            Total
------------------------------------------------------------------------------

Net revenue                  $15,404,746       $   182,640       $15,587,386
Income (loss) from
   continuing operations         758,361          (966,490)         (208,129)
Depreciation and
   amortization                  375,388            12,147           387,535
Total assets                  10,020,912           360,222        10,381,134

                                             September 30, 2003
                         -----------------------------------------------------
                                                  IntegriMED
                                     PPA          and other            Total
------------------------------------------------------------------------------

Net revenue                  $18,117,012       $   149,359       $18,266,371
Income (loss) from
   continuing operations         898,593          (447,804)          450,789
Depreciation and
   amortization                  472,304             2,630           474,934
Total assets                  13,121,787           119,541        13,241,328

                                            Integrated Physician Solutions, Inc.

                          Notes to Consolidated Financial Statements (unaudited)



     The following schedules provide a reconciliation of the key financial information by reportable segment to the consolidated totals found in IPS' unaudited consolidated balance sheets and statements of operations as of and for the nine months ended September 30, 2004 and 2003, respectively:

September 30,                                         2004                2003
-------------------------------------------------------------------------------

Net revenue
   Total revenues for reportable segments     $ 15,587,386        $ 18,266,371
   IPS corporate management fee revenue            120,162                   -
   Elimination of intercompany transactions        (69,923)                  -
-------------------------------------------------------------------------------

Total consolidated net revenues               $ 15,637,625        $ 18,266,371
-------------------------------------------------------------------------------

Income (loss) from continuing operations
   Total income (loss) from continuing
    operations for reportable segments        $   (208,129)       $    450,789
   IPS corporate overhead                       (1,343,779)         (1,205,577)
   Elimination of intercompany transactions     (1,051,365)         (1,290,842)
-------------------------------------------------------------------------------

Total consolidated income (loss) from
   continuing operations                      $ (2,603,273)       $ (2,045,630)
-------------------------------------------------------------------------------

Depreciation and amortization
   Total depreciation and amortization for
     reportable segments                      $    387,535        $    474,934
   IPS corporate depreciation and
     amortization                                   33,043              32,193
-------------------------------------------------------------------------------

Total consolidated depreciation and
   amortization                               $    420,578        $    507,127
-------------------------------------------------------------------------------

Total assets
   Total assets for reportable segments       $ 10,381,134        $ 13,241,328
   IPS corporate assets                          9,817,457           6,265,158
   Elimination of intercompany transactions     (9,457,186)         (5,974,057)
-------------------------------------------------------------------------------

Total consolidated assets                     $ 10,741,405        $ 13,532,429
-------------------------------------------------------------------------------

7. Subsequent Events

On December 15, 2004, Orion HealthCorp, Inc. (formerly SurgiCare, Inc., "SurgiCare") ("Orion" or the "Company") consummated its previously-disclosed restructuring transactions (the "Closing"), which included issuances of new equity securities for cash and contribution of outstanding debt, the acquisition of three new businesses and the restructuring of its debt facilities. The Company also completed a one-for-ten reverse stock split, created three new classes of common stock and changed its name. SurgiCare common stock has been converted to Orion Class A Common Stock. The Company also created Class B and Class C Common Stock, which was issued in connection with the equity investments and acquisitions. SurgiCare shareholders of record will be notified regarding exchanging their SurgiCare stock certificates for those of Orion.

In connection with the acquisition by Orion of Integrated Physician Solutions, Inc. ("IPS") by merging a newly-formed SurgiCare subsidiary with and into IPS, IPS equityholders and certain IPS debtholders received an aggregate of 4,470,654 shares of Orion Class A Common Stock. This number approximately equals the total number of shares of Orion Class A Common Stock outstanding on a fully-diluted basis prior to closing the IPS acquisition and the other transactions consummated at the Closing. Orion also acquired Dennis Cain Physician Solutions, Ltd. ("DCPS"), and Medical Billing Services, Inc. ("MBS"). The Company acquired MBS by merging a newly-formed SurgiCare subsidiary with and into MBS, with MBS as the surviving corporation.

Orion issued 11,482,261 shares of its Class B Common Stock to various investors for $13,200,000 in cash plus cash in the amount of $128,350, which amount equaled the accrued but unpaid interest immediately prior to the Closing owed to a subsidiary of Brantley Partners IV, L.P. ("Brantley IV") by SurgiCare and IPS on amounts advanced prior to October 24, 2003 (the "Base Bridge Interest Amount"). At the Closing, Orion used $5,908,761 to pay off the debt owed to the subsidiary of Brantley IV.

Orion also entered into a new secured two-year revolving credit facility pursuant to the Loan and Security Agreement (the "Loan and Security Agreement"), dated as of December 15, 2004, by and among Orion, certain of its affiliates and subsidiaries, and Healthcare Business Credit Corporation ("HBCC"). Under this facility, up to $4,000,000 of loans may be made available to Orion, subject to a borrowing base. Orion borrowed $1,600,000 under this facility concurrently with the Closing. The interest rate under this facility is the prime rate plus 3%. Upon an event of default, HBCC can accelerate the loans or call the Guarantees described below. In connection with entering into this new facility, Orion also restructured its previously-existing debt facilities. Orion restructured such debt facilities on substantially the same terms described in the Proxy Statement, which resulted in a decrease in aggregate debt owed to DVI Business Credit Corp. and DVI Financial Services, Inc. from approximately $10.1 million to a combined principal amount of approximately $6.5 million of which approximately $2 million was paid at the Closing.